Exhibit 99.31

SETTLEMENT AND SEPARATION AGREEMENT

This Agreement (“Agreement”) is entered into as of this       day of            2006, between Thomas Axmacher (the “Executive”) and Curative Health Services, Inc., a Minnesota corporation (“Curative”), on its own behalf and on behalf of its parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns (collectively, with Curative, referred to herein as the “Company”).

WHEREAS, Curative and Executive entered into an Employment Agreement dated March 13, 2002 (as amended from time to time, the “Employment Agreement”); and

WHEREAS, the Executive’s employment with the Company was necessary and essential in connection with the Company’s negotiations with the ad hoc committee of senior noteholders and his employment continues to be necessary and essential through April 30, 2006 to lead the Company’s effort to prepare for the Company’s Annual Report on Form 10-K and to assist the Company in the early stages of its impending chapter 11 cases;

WHEREAS, the Executive’s employment with the Company will terminate on April 30, 2006, and the Company and the Executive have agreed upon certain arrangements relating to such termination from employment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Executive and the Company (the “Parties”) agree as follows:

Employment Termination, Payments and Benefits

1.                                   The Executive shall remain in the active employ of the Company as Executive Vice President—Finance and Chief Financial Officer until April 30, 2006, subject to the direction of the Chief Executive Officer, and in connection therewith, shall perform such duties as he shall reasonably be directed by the Chief Executive Officer to perform.  Executive shall perform his duties and carry out his responsibilities hereunder in a diligent manner, shall devote his exclusive and full working time to the performance of his duties, shall use his best efforts to promote the interests of the Company and shall be just and faithful in the performance of his duties and in carrying out his responsibilities. Without limiting the generality of the foregoing, prior to his termination of employment, the Executive shall have properly prepared, duly certified and filed the Company’s Annual Report on Form 10-K for the 2005 fiscal year (the “10-K Report”); in addition, the Executive shall assist to the best of his abilities in the audit activities of the Company’s finance department.  The parties acknowledge that if the Company is unable to file the 10-K Report by April 30, 2006 for reasons wholly unrelated to the performance of the Executive, the requirement in the foregoing sentence to file such report by that date shall be waived.

2.                                   The Executive’s employment with the Company will be terminated on April 30, 2006 (the “Termination Date”), unless sooner terminated by reason of the Executive’s death, voluntary resignation or involuntary termination for Cause (as defined in the Employment Agreement).

3.                                   The Employment Agreement (and the rights and obligations of the Parties thereunder) will terminate on the date of this Agreement, provided, however, that Section 5 (Employment

Covenants) shall survive for the applicable periods specified therein. For the avoidance of doubt, until his termination of employment with the Company, the Executive will continue to receive his current bi-weekly salary (reduced by any and all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings) and applicable employment benefits on the same basis as he is receiving them (or entitled to receive them) on the date hereof.

4.                                   If the Executive remains in the continuous employ of the Company until the Termination Date, or if the Company terminates Executive’s employment prior to the Termination Date without Cause, the Company shall deposit with  a mutually agreed upon escrow agent (the “Escrow Agent”) a settlement payment in a cash lump-sum equal to $300,000 plus accrued vacation (collectively, the “Settlement Payment”) on [May 1, 2006].  The Settlement Payment shall be reduced by any and all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings.  Upon payment to the Escrow Agent, the Settlement Payment shall thereafter be referred to as the “Escrow Funds.”  The Escrow Agent shall be directed to release the Escrow Funds to the Executive after five (5) business days unless the Company shall have sent to the Escrow Agent a notice that payment of the Escrow Funds is in dispute (the “Notice of Dispute”).  Upon receipt of Notice of Dispute, the Escrow Agent shall not disburse the Escrow Funds until notice is received from both parties indicating that the dispute has been resolved, which notice shall confirm the amount of the Escrow Funds, if any, to be disbursed to the Executive.  [Payments made under this Agreement (including any escrow agreement)] are in place of, and not in addition to, any payments, rights or benefits the Executive would be entitled to under the Employment Agreement, the side letter related to the stay bonus, dated May 19, 2005, or any other agreement, policy or practice of the Company. The Company covenants to obtain a letter of credit in favor of the foregoing Escrow Agent in the amount of the Settlement Payment pursuant to which the Escrow Agent may draw down payment in the event the Company fails to make the Settlement Payment in accordance with the terms of this Agreement.  In the event that the Settlement Payment is not paid pursuant to this Agreement, or, if the Executive is required to return some or all of the Settlement Payment after his receipt thereof, then the Executive shall have a claim for any and all amounts due pursuant to the Employment Agreement in lieu of any claim for the Settlement Payment.

5.                                   If the Executive remains in the continuous employ of the Company until the Termination Date, or if Curative terminates Executive’s employment prior to the Termination Date without Cause, upon Executive’s election of COBRA the Company will pay premiums thereunder until the earlier of one year from the Termination Date or the date Executive is eligible for replacement coverage. The Executive will promptly notify the Company when he is eligible for replacement coverage.

6.                                   The Executive expressly understands and agrees that, except as otherwise specifically provided in this Agreement, the payments and benefits received by him pursuant to this Agreement shall be in lieu of any and all other amounts to which he might be, is now or may become entitled from the Company. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement (including, for the avoidance of doubt, in Section 3 of this Agreement), the Executive hereby expressly waives any right or claim that he may have or assert to payment for back pay, front pay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, pension plan contributions, 401(k) plan contributions, life insurance and disability benefits, compensatory time, severance pay and/or attorneys’ fees.

7.                                   By entering into this Agreement, the Company does not admit and specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Agreement is being entered into solely for the purpose of amicably resolving all matters of any kind whatsoever between the Executive and the Company.

8.                                   The Executive hereby represents that he has not filed any action, complaint, charge, grievance or arbitration against the Company, and covenants and, if he accepts the Settlement Payment, agrees not to file any action, complaint, charge, grievance or arbitration or commence any other proceedings, administrative or judicial, against the Company in any court of law or equity or before any administrative agency with respect to events occurring prior to the Termination Date, unless the claim relates to Company’s breach of its obligations under Section 3 of this Agreement or relates to the circumstances provided under Section 4 of this Agreement.

Waiver and Release

9.                                   The Executive acknowledges and agrees that, in consideration of the Company entering into this Agreement and for other good and valuable consideration, the Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby knowingly and voluntarily waives, releases, and discharges the Company, its representatives, officers, directors, agents and employees (the “Company Released Parties”) from whatever rights, claims, charges, actions, and causes of action he may have against the Company Released Parties, whether known or unknown, from the beginning of time through the Effective Date of this Agreement based upon any matter, cause or thing whatsoever, with the sole exception of claims to enforce, or redress a breach of, this Agreement.

10.                            The foregoing waiver, release and discharge includes but is not limited to any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful or abusive discharge, for breach of any contract, for impairment of economic opportunity, for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance. Such released claims include, but are not limited to, rights or claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Executive Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State Labor Law, the New York State Human Rights Law and the New York City Human Rights Law.

11.                             The Executive acknowledges that he has been advised to consult with, and has consulted with, an attorney of his choice concerning the terms and conditions of this Agreement.

Protection of Company’s Interests

12.                            Section 5 (Employment Covenants) of the Employment Agreement shall survive termination of the Employment Agreement and shall remain in full force and effect for the periods specified therein. All references to “Company” in Section 5 of the Employment Agreement shall be deemed to mean references to the Company as defined in this Agreement.

Non-Disparagement

13.                            The Executive agrees that he will not wilfully, intentionally or recklessly make any public statement or instigate, assist or participate in the making of any public statement, which would libel, slander, or disparage (whether or not such disparagement legally constitutes libel or slander) the Company or its past or present officers, directors and employees. Nothing in this paragraph is intended to interfere with Executive’s good faith response to any official investigation by government authorities, lawful subpoena or discovery request, including without limitation lawful subpoenas or discovery requests related to the Company’s Chapter 11 proceedings, and the Company agrees that any cooperation that the Executive is requested to provide with respect to the foregoing will not be in violation of this paragraph 13.

Consultation

14.                            The Executive agrees to make himself reasonably available to the Company to respond to reasonable requests by the Company for information concerning any litigation, regulatory inquiry or investigation, involving facts or events relating to the Company that may be within his knowledge. The Executive will provide a reasonable degree of cooperation with the Company in connection with any or all future litigation or regulatory proceedings brought by or against the Company to the extent the Company reasonably deems the Executive’s cooperation necessary. In addition, the Executive agrees to make himself reasonably available to the Company to respond to reasonable requests by the Company for information related to, in connection with or arising under the impending chapter 11 cases of the Company.  The Company agrees to reimburse the Executive for reasonable expenses incurred in connection with Executive’s performance under this Section 14, including without limitation travel expenses and reasonable attorneys’ fees (provided, however, that the Executive shall be represented by one or more attorney(s) selected by the Company unless prevented by a conflict of interest between the Company and the Executive prohibiting such representation).

Breach of Agreement

15.                            The Executive agrees that, without limiting the Company’s remedies, should he fail to perform his duties and obligations under this Agreement (including for the avoidance of doubt the specific obligations set forth in paragraph 1 of this Agreement), commence, continue, join in, or in any other manner attempt to assert any claim released in connection herewith, or otherwise engage in a material violation (individually or in the aggregate) of any term of this Agreement, the Company shall have no obligation to make the Settlement Payment and shall be entitled to suspend any further payments or benefits under this Agreement. In addition, to the maximum extent permitted by law, the Company shall have the right to recover the Settlement Payment (including interest thereon), together with all damages, reasonable attorneys’ fees and costs the Company incurs in connection therewith. The Executive further agrees that the Company shall, to the maximum extent permitted by law, be entitled to the repayment and recovery of damages described above without waiver of or prejudice to the release granted by him in connection with this Agreement, and that his material violation or breach (individually or in the aggregate) of any provision of this Agreement shall forever release and discharge the Company from the performance of its obligations arising from the Agreement.  The parties agree that the Executive shall be given written notice of any failure to perform, violation or breach of this Agreement and, if curable, a reasonable opportunity to cure such breach within five (5) business days after receipt of such notice.  However, if such failure to perform, violation or breach continues or recurs after the first notice and, if applicable, opportunity for cure has been given, the Company shall not be required to provide any additional notices or opportunities to cure.

Entire Agreement

16.                            This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and, except for the survival of Section 5 (Employment Covenants) of the Employment Agreement for the period specified therein, supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties or their representatives with respect thereto. This Agreement may not be modified or amended except by a writing signed by the Parties.

Indemnification

17.                            For the absence of doubt, the parties acknowledge that the Executive shall be entitled to indemnification for performance of his duties as a director and/or officer of the Company as provided in the respective charter, bylaws and insurance policies of the Company applicable to all other directors and officers of the Company.  Executive does not waive his rights to such indemnification by signing this Agreement.

Severability

18.                            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

Governing Law

19.                            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflicts of law.

Headings

20.                            The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

Counterparts

21.                            This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

THOMAS AXMACHER

CURATIVE HEALTH SERVICES, INC.

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